TERM SHEET AGREEMENT

Dated March 1, 2012

Between

TREE TOP INDUSTRIES, INC.

A corporation duly formed in the State of Nevada,

through its wholly owned subsidiary

GoHealth.MD, Inc., a Delaware corporation

and

1-       Stemcom, LLC d/b/a Pipeline Nutrition

THIS TERM SHEET AGREEMENT (the “Agreement”), dated as of March 1, 2012 is between, GoHealth.MD, Inc. (“GoHealth”), a wholly owned subsidiary of Tree Top Industries, Inc. (“Tree Top”), both having offices at 511 Sixth Avenue, Suite 800, New York, NY 10011, and Stemcom, LLC d/b/a/Pipeline Nutrition, (“Stemcom”) a limited liability company with offices at 18606 Chemille Drive, Lutz, FL 33558. This Agreement is subject to the review and approval of Tree Top’s board of directors, GoHealth’s board of directors, and the review and approval of Stemcom’s officers and/or partners, which are KC Quintana and Mike King.

Upon Closing:

A.	GoHealth acquires 100%of all units of Stemcom whose corresponding assets and liabilities are listed in exhibit A and B attached hereto, and which has been audited within thirty days prior to closing by a PCAOB auditor, which is acceptable to Tree Top’s current auditor.

B.	In exchange for the units, Stemcom is issued GoHealth convertible stock, with two provisions, either of which is exercisable after one year and one day:

1.	Convert into outstanding common stock of GoHealth, based on the capital transfer and operations costs for its operations, and in any case not lower than 51% of outstanding GoHealth stock, and anytime thereafter elect to spin-out into a publicly traded company. Tree Top would subsequently be released of its obligations to raise capital for GoHealth under this agreement.

2.	Convert into Tree Top common stock at an agreed value, said valuation of Tree Top and Stemcom to be determined one day before the effective date of the conversion, by Mike King of Princeton Research, KC Quintana of Stemcom and Kathy Griffin of Tree Top Industries, Inc., unless all agree to hire an independent appraiser.

C.	Stemcom will elect two members to the board of directors of GoHealth and Tree Top will elect one member. Stemcom will elect one member to the Tree Top board of directors.

D.	Prior to the acquisition, Stemcom will submit a two year business plan to be reviewed and approved by the board of directors of GoHealth and then by the board of directors of Tree Top.

E.	Tree Top and/or GoHealth will raise $500,000 +/- for the purpose of executing the approved business plan.

F.	Tree Top and/or GoHealth will execute a secondary capital raise of approximately $1,000,000 - $2,000,000, based on Stemcom’s operating performance, and Tree Top’s board of directors’ approval, if appropriate.

G.	While Tree Top owns 50% of the issued and outstanding stock of Stemcom and/or GoHealth, Stemcom and/or GoHealth will be prohibited from issuing new stock other than that required for the two raises (terms E and F above), which are to be at a reasonably agreed upon valuation.

H.	Each issuance can be accompanied by an option pool for performance by officers and employees, which shall be no greater than 10%of Stemcom’s post-raise valuation. (subject to review by counsel, ERISA, SEC rules and regulations, and Tree Top board of directors)

I.	Tree Top retains a material portion (20%) of all raises to operate Tree Top, which includes costs of raising capital, and other fees, such as legal, accounting, commissions, printing, filing, etc. as well as costs associated with operating a public company.

J.	After such spin-out, Tree Top shall maintain an ownership position in Stemcom and/or GoHealth, based on the capital transfer and operation costs for its operations, not to exceed 49% nor be less than 10% of GoHealth voting stock.

K.	GoHealth executives will be entitled to Tree Top executive compensation plan, based on contribution to Tree Top value.

STEMCOM NUTRITION, LLC	TREE TOP INDUSTRIES, INC.
d/b/a Pipeline Nutrition

By: /s/ KC Quintana	By: /s/ David Reichman
KC Quintana, President	David Reichman, Chairman & CEO

By: /s/ KC Quintana
KC Quintana

By: /s/ Mike King

Mike King

EXHIBIT A

LIST OF ASSETS AND LIABILITIES OF STEMCOM NUTRITION

EXHIBIT B FOR BUSINESS PLAN

EXHIBIT C FOR INVENTORY

EXHIBIT D 3 YEAR P & L

OTHER EXHIBITS AS NECESSARY